UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2025

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker Street, Dunmore, PA 18512

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2025, Peoples Security Bank and Trust Company (the “Bank”), the bank subsidiary of Peoples Financial Services Corp. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) to purchase the real property commonly known as 30 E.D. Preate Drive, Moosic, Pennsylvania (the “Property”) from Moosic Holdings, LLC. The purchase price for the Property is $19.5 million, subject to customary adjustments, prorations and credits as outlined in the Agreement. In addition to the purchase price, the Bank agreed to pay the seller $3 million for certain repairs and improvements to the Property and up to $500,000 for certain office fit out costs. The closing is to occur no later than June 30, 2026.

The Bank currently leases a portion of the Property. At the closing, any and all leases at the Property will be assigned to and assumed by the Bank. All closing costs related to the transaction will be allocated in accordance with customary, local standards.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between Moosic Holdings, LLC and Peoples Security Bank and Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Gerard A. Champi
Gerard A. Champi
Chief Executive Officer
(Principal Executive Officer)

Dated: June 27, 2025